Exhibit 107.1
Calculation of Filing Fee Table
S-3
(Form Type)
Issuer:
T-Mobile USA,
Inc.
Guarantors:
APC Realty and Equipment Company, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Blis USA, Inc.
Breeze Acquisition Sub LLC
Clearwire Communications LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Fixed Wireless Holdings, LLC
Lab465, LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Mint Mobile, LLC
Nextel Systems, LLC
Nextel West Corp.
NSAC, LLC
Play Octopus LLC
PushSpring, LLC
Sprint Capital Corporation
Sprint Communications LLC

Sprint LLC
Sprint Solutions LLC
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
SprintCom LLC
T-Mobile
Central LLC
T-Mobile
Financial LLC
T-Mobile
Innovations LLC
T-Mobile
Leasing LLC
T-Mobile
License LLC
T-Mobile
MW LLC
T-Mobile
Northeast LLC
T-Mobile
Puerto Rico Holdings LLC
T-Mobile
Puerto Rico LLC
T-Mobile
Resources LLC
T-Mobile
South LLC
T-Mobile
US, Inc.
T-Mobile
West LLC
TDI Acquisition Sub, LLC
TMPR License LLC
TMUS International Corp.
USCC Services, LLC
UVNV, LLC
Vistar Media Global Partners, LLC
Vistar Media Inc.
VMU GP, LLC
WBSY Licensing, LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $2,965,480,001.25
(1)
.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	3.200% Senior Notes due 2032	Rule 457(r)	$892,125,000	99.823%	$890,545,938.75	0.00013810	$122,984.39

	Debt	3.625% Senior Notes due 2035	Rule 457(r)	$892,125,000	99.902%	$891,250,717.50	0.00013810	$123,081.72

	Debt	3.900% Senior Notes due 2038	Rule 457(r)	$1,189,500,000	99.511%	$1,183,683,345.00	0.00013810	$163,466.67

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,965,480,001.25		$409,532.78

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$ 0

	Net Fee Due							$409,532.78

(1)	The U.S. dollar equivalent has been calculated using the February 10, 2026 closing euro/U.S. dollar spot exchange rate of €1.00/$1.1895, as published by Bloomberg L.P.
(2)
This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form
S-3ASR
(File
No. 333-271553)
in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☒ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☒ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A